Exhibit 5.2

Wachtell, Lipton, Rosen & Katz

MARTIN LIPTON

HERBERT M. WACHTELL

BERNARD W. NUSSBAUM

LAWRENCE B. PEDOWITZ

PAUL VIZCARRONDO, JR.

PETER C. HEIN

HAROLD S. NOVIKOFF

MEYER G. KOPLOW

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ERIC M. ROTH

ANDREW R. BROWNSTEIN

MICHAEL H. BYOWITZ

PAUL K. ROWE

MARC WOLINSKY

DAVID GRUENSTEIN

STEPHEN G. GELLMAN

STEVEN A. ROSENBLUM

STEPHANIE J. SELIGMAN

JOHN F. SAVARESE

SCOTT K. CHARLES

DAVID S. NEILL

JODI J. SCHWARTZ

ADAM O. EMMERICH

GEORGE T. CONWAY III

RALPH M. LEVENE

RICHARD G. MASON

MICHAEL J. SEGAL

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

DAVID M. MURPHY

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 - 1000 FACSIMILE: (212) 403 - 2000 GEORGE A. KATZ (1965-1989) JAMES H. FOGELSON (1967-1991)

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

LAWRENCE S. MAKOW

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

DAVID A. SCHWARTZ

JOHN F. LYNCH

WILLIAM SAVITT

ERIC M. ROSOF

MARTIN J.E. ARMS

GREGORY E. OSTLING

DAVID B. ANDERS

ADAM J. SHAPIRO

NELSON O. FITTS

JEREMY L. GOLDSTEIN

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

ANTE VUCIC

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

GORDON S. MOODIE

DONGJU SONG

BRADLEY R. WILSON

OF COUNSEL

WILLIAM T. ALLEN PETER C. CANELLOS DAVID M. EINHORN KENNETH B. FORREST THEODORE GEWERTZ MAURA R. GROSSMAN RICHARD D. KATCHER THEODORE A. LEVINE DOUGLAS K. MAYER ROBERT B. MAZUR PHILIP MINDLIN	ROBERT M. MORGENTHAU ERIC S. ROBINSON PATRICIA A. ROBINSON* LEONARD M. ROSEN MICHAEL W. SCHWARTZ ELLIOTT V. STEIN WARREN R. STERN PATRICIA A. VLAHAKIS J. BRYAN WHITWORTH AMY R. WOLF
* ADMITTED IN THE DISTRICT OF COLUMBIA
COUNSEL
DAVID M. ADLERSTEIN AMANDA K. ALLEXON** LOUIS J. BARASH DIANNA CHEN ANDREW J.H. CHEUNG PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA	PAULA N. GORDON NANCY B. GREENBAUM MARK A. KOENIG J. AUSTIN LYONS SABASTIAN V. NILES AMANDA N. PERSAUD JEFFREY A. WATIKER
** ADMITTED IN THE STATE OF ILLINOIS

August 16, 2013

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, PA 19087

Re:	Lincoln National Corporation – 4.00% Senior Notes due 2023

Ladies and Gentlemen:

We have acted as special counsel to Lincoln National Corporation, an Indiana corporation (the “Company”), in connection with the sale to the Underwriters (as defined below) by the Company of an aggregate of $350,000,000 principal amount of the Company’s 4.00% Senior Notes due 2023 (the “Securities”), pursuant to the terms of the Underwriting Agreement, dated August 13, 2013 (the “Underwriting Agreement”), between the Company, on the one hand, and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand (the “Underwriters”). The Securities will be issued pursuant to the Senior Indenture dated as of March 10, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented pursuant to the resolutions dated August 13, 2013 of the Company’s Chief Executive Officer and August 13, 2013 of the Company’s Chief Financial Officer (the “Resolutions”).

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, PA 19087

In our capacity as special counsel to the Company, we have examined (i) the Registration Statement on Form S-3 (File No. 333-178946) filed by the Company and the other related registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating, in part, to the registration of the Securities, (ii) the prospectus of the Company, dated January 9, 2012 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated August 13, 2013, relating to the Securities, as filed in final form with the Commission on August 14, 2013, pursuant to Rule 424(b)(5) under the Act (such Basic Prospectus and prospectus supplement, the “Prospectus”), (iii) the free writing prospectus relating to the Securities, dated August 13, 2013 and filed with the Commission pursuant to Rule 433 under the Act, (iv) the Underwriting Agreement, (v) the Indenture, (vi) the Resolutions, (vii) a copy of the global security representing the Securities, (viii) a copy of the Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of Indiana, (ix) a copy of the Amended and Restated Bylaws of the Company certified by the Secretary of the Company, and (x) such other corporate records, certificates and other documents that we have deemed necessary or appropriate for purposes of rendering this letter.

In such examination, we have also assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures and, as to certain factual matters relevant to this opinion, have relied upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. We have also relied upon the opinion, dated August 16, 2013, of Marcie J. Weber, Vice President and Senior Counsel of the Company, which opinion is being filed as Exhibit 5.1 of the Company’s Current Report on Form 8-K, dated August 16, 2013, with respect to matters of Indiana law. We have not made any independent investigation in rendering this opinion other than the examination described above, and our opinion is therefore qualified in all respects by the scope thereof.

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated in this letter, it is our opinion that the Securities, when duly executed, authenticated, issued, delivered and paid for in accordance with the terms of the Indenture (including the provisions of the Resolutions which supplement the Indenture) and the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, PA 19087

The opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities or in any agreement and we express no opinion as to the enforceability of any indemnification or contribution provisions contained in any agreement insofar as enforcement of these provisions may be limited by applicable federal securities laws or principles of public policy.

We are members of the Bar of the State of New York. This opinion is limited to the laws of the State of New York and the federal securities laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Company’s Current Report on Form 8-K, dated August 16, 2013, and to the reference to us under the caption “Validity of Notes” in the Prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Act. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

Wachtell, Lipton, Rosen & Katz